EXHIBIT 24.1

POWER OF ATTORNEY
KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below hereby constitutes and appoints each of Mark Gross and Karla C. Robertson as the undersigned’s true and lawful attorney-in-fact and agent, each acting alone, with full power of substitution and resubstitution, for the undersigned and in such person’s name, place and stead, in any and all capacities, to sign SUPERVALU INC.’s registration statement on Form S-8, and any and all amendments (including post-effective amendments) thereto, relating to the registration of shares of SUPERVALU INC. common stock, par value $0.01 per share, under the SUPERVALU INC. 2012 Stock Plan (As Amended July 20, 2016), and to file the same, with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, and with such state commissions and other agencies as necessary, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite or necessary to be done in or about the premises, as fully to all intents and purposes as the undersigned might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, or their substitutes, may lawfully do or cause to be done by virtue hereof.
IN WITNESS WHEREOF, this Power of Attorney has been signed as of this July 20, 2016, by the following persons:

Signature	Title

/S/ MARK GROSS	Chief Executive Officer and President and Director
Mark Gross	(principal executive officer)

/S/ BRUCE H. BESANKO	Executive Vice President, Chief Operating Officer and Chief Financial Officer
Bruce H. Besanko	(principal financial officer)

/S/ SUSAN S. GRAFTON	Senior Vice President, Finance, and Chief Accounting Officer
Susan S. Grafton	(principal accounting officer)

/S/ DONALD R. CHAPPEL*	Director
Donald R. Chappel

/S/ IRWIN S. COHEN*	Director
Irwin S. Cohen

/S/ PHILIP L. FRANCIS*	Director
Philip L. Francis

/S/ ERIC G. JOHNSON*	Director
Eric G. Johnson

/S/ MATHEW M. PENDO*	Director
Mathew M. Pendo

/S/ FRANCESCA RUIZ DE LUZURIAGA*	Director
Francesca Ruiz de Luzuriaga

/S/ WAYNE C. SALES*	Director
Wayne C. Sales

/S/ FRANK A. SAVAGE*	Director
Frank A. Savage

/S/ GERALD L. STORCH*	Director and Non-Executive Chairman
Gerald L. Storch

/S/ MARY A. WINSTON*	Director
Mary A. Winston